SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                ------------------------------------------------
                                  March 8, 2002


                           HUDSON RIVER BANCORP, INC.
                           --------------------------
             (Exact name of Registrant as specified in its Charter)


   Delaware                        000-24187                        14-1803212
   --------                        ---------                        ----------
(State or other                (Commission File                   (IRS Employer
jurisdiction of                     Number)                       Identification
incorporation)                                                       Number)


                 One Hudson City Centre, Hudson, New York, 12534
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)


              Registrant's telephone number, including area code:
              ---------------------------------------------------
                                 (518) 828-4600


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

     This amendment to the March 22, 2002 Current Report on Form 8-K of Hudson River Bancorp, Inc. (the "Company"), is filed for the purpose of including the
pro  forma  financial   inforamtion  required  by  Item  7(b).


Forward-Looking Statements

     When used in this filing or future filings by the Company with the Securities and Exchange Commission, in the Company's press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result", "are expected to", "should continue", "is anticipated", "estimate", "project", "believe", or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain disclosures and information customarily provided by financial institutions are inherently based upon predictions of future events and circumstances. Furthermore, from time to time, the Company may publish other forward-looking statements relating to such matters as anticipated financial performance, business prospects, and similar matters.

     The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. Some of the risks and uncertainties that may affect the operations, performance, development and results of the Company's business, the interest rate sensitivity of its assets and liabilities, and the adequacy of its allowance for loan losses, include but are not limited to the following:

a. Deterioration in local, regional, national or global economic conditions which could result, among other things, in an increase in loan delinquencies, a decrease in property values, or a change in the housing turnover rate;

b. Changes in market interest rates or changes in the speed at which market interest rates change;

c.   Changes in laws and regulations affecting the financial services industry;

d.   Changes in competition;

e.   Changes in consumer preferences; and

f.   The Company's ability to successfully integrate acquired companies.



     The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including those described above, could affect the Company's financial performance and could cause the Company's actual results or circumstances for future periods to differ materially from those anticipated or projected.

     The Company does not undertake, and specifically disclaims any obligations, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


Item 2.  Acquisition or Disposition of Assets.


     As previously reported, on March 8, 2002, the Company completed its acquisition of Ambanc Holding Co., Inc. ("Ambanc") pursuant to an Agreement and Plan of Merger dated September 4, 2001 ("Agreement"). Pursuant to the Agreement, Ambanc was merged with and into a wholly-owned subsidiary of the Company and Ambanc's wholly owned subsidiary, Mohawk Community Bank ("Mohawk") was merged with and into Hudson River Bank & Trust Company, upon which Ambanc and Mohawk ceased to exist.

     The Company paid $21.50 in cash for each share outstanding of Ambanc common stock. The acquisition was accounted for under the purchase method of accounting. Accordingly, assets acquired and liabilities assumed were recorded at the estimated fair value, and any excess of the total acquisition cost over the estimated fair value of the net assets acquired was recorded as goodwill. A core deposit intangible was also identified in the transaction. The Company utilized federal funds sold to fund the acquisition.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits


     (a)  Financial Statements of businesses acquired.



          The consolidated financial statements of Ambanc Holding Co., Inc. (Commission File No. 000-27036) required by this item have been previously reported with the Commission and are contained in Ambanc's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and Quarterly Report on Form 10-Q for the quarterly period ended September 31, 2001.


     (b)  Pro forma financial information



          The following unaudited pro forma condensed combined financial statements ("pro forma financial statements") are based on the historical financial statements of Hudson River Bancorp, Inc. and Ambanc Holding Co., Inc. and have been prepared to illustrate the effect of the acquisition.

          The following unaudited pro forma condensed combined balance sheet as of December 31, 2001 is based on the historical consolidated balance sheets of the Company and Ambanc at that date, assuming that the acquisition had been consummated on December 31, 2001 and accounted for using the purchase method of accounting.

          The unaudited pro forma condensed combined income statements reflect the combination of the historical results of operations of the Company and Ambanc for the twelve months ended March 31, 2001, and the nine months ended December 31, 2001, respectively. The unaudited pro forma condensed combined income statements give effect to the acquisition using the purchase method of accounting and assume that (1) the acquisition occurred as of the beginning of the year ending March 31, 2001, and the nine months ended December 31, 2001, respectively, and
          (2) the amounts of initial goodwill and core deposit intangible equaled the amounts reflected in the unaudited pro forma condensed combined balance sheet as of December 31, 2001.

          These pro forma financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the Company's March 31, 2001 Form 10-K, and December 31, 2001 Form 10-Q; and in Ambanc's December 31, 2000 Form 10- K and September 30, 2001 Form 10-Q, which are incorporated by reference in the Company's Current Report on Form 8-K filed March 21, 2002.

          As noted above, the acquisition will be accounted for using the purchase method of accounting. Accordingly, the pro forma adjustments made for the purpose of preparing the pro forma financial statements are based upon current estimates regarding the amount of goodwill (which represents the excess of the total acquisition cost over the estimated fair value of the net assets acquired) that will arise from the acquisition and the period over which such goodwill would be amortized under the accounting rules in effect at the date of the pro formas. The estimate of the core deposit intangible identified in the transaction represents the net present value of the future economic benefits to be derived from the deposits acquired in the transaction. In the opinion of the Company's management, the estimates used in the preparation of these pro forma financial statements are reasonable under the circumstances.

          The combined company expects to achieve benefits from the acquisition including operating cost savings and revenue enhancements. These pro forma financial statements do not reflect any potential cost savings or revenue enhancements that are expected to result from the combination of the operations of the Company and Ambanc other than the elimination of expenses related to Ambanc's Employee Stock Ownership Plan and Recognition and Retention Plan and Ambanc's nonrecurring income and expenses and, accordingly, may not be indicative of the results of future operations. No assurances can be given with respect to the ultimate level of cost savings or revenue enhancements to be realized. As a result, these pro forma financial statements are not necessarily indicative of either the results of operations or financial condition that would have been achieved had the acquisition in fact occurred on the dates indicated, nor do they purport to be indicative of the results of operations or financial condition that may be achieved in the future by the combined company.

                                               Unaudited Pro Forma Condensed Combined Balance Sheet
                                             Hudson River Bancorp, Inc. and Ambanc Holding Co., Inc.
                                                               At December 31, 2001



                                                    Hudson River  Ambanc Holding    Pro Forma     Footnote      Pro Forma
(In thousands)                                     Bancorp, Inc.     Co., Inc.     Adjustments    Reference     Combined
                                                 ---------------  --------------   -----------   -----------   -----------
Assets
Cash and cash equivalents .......................   $   171,032    $    94,334    $  (100,099)             1   $   165,267
Securities available for sale, at fair value ....       159,029         75,377           --                        234,406
Federal Home Loan Bank of New York stock, at cost        19,487          6,039           --                         25,526
Loans ...........................................     1,479,000        471,770          6,005              3     1,956,775
Allowance for loan losses .......................       (30,575)        (5,818)          --                        (36,393)
                                                    -----------    -----------    -----------                  -----------
     Net loans ..................................     1,448,425        465,952          6,005                    1,920,382
                                                    -----------    -----------    -----------                  -----------
Accrued interest receivable .....................         8,773          2,837            --                        11,610
Premises and equipment, net .....................        24,865          5,274         (1,026)             4        29,113
Other real estate owned and repossessed property          1,316            241            --                         1,557
Goodwill and other intangibles, net .............        40,346          6,325         23,617              5        70,288
Other assets ....................................        43,115         14,465           (238)             6        57,342
                                                    -----------    -----------    -----------                  -----------
     Total assets ...............................   $ 1,916,388    $   670,844    $   (71,741)                 $ 2,515,491
                                                    ===========    ===========    ===========                  ===========
Liabilities and Shareholders' Equity
Liabilities:
  Deposits ......................................     1,282,020        475,749          3,987              7     1,761,756
  Borrowings ....................................       372,377        107,529          1,063              8       480,969
  Mortgagors' escrow balances ...................        11,324          2,731            --                        14,055
  Other liabilities .............................        23,724          7,323            721              9        31,768
                                                    -----------    -----------    -----------                  -----------
         Total liabilities ......................     1,689,445        593,332          5,771                    2,288,548
                                                    -----------    -----------    -----------                  -----------
Total shareholders' equity ......................       226,943         77,512        (77,512)            10       226,943
                                                    -----------    -----------    -----------                  -----------
         Total liabilities and
                shareholders' equity ............   $ 1,916,388    $   670,844    $   (71,741)                 $ 2,515,491
                                                    ===========    ===========    ===========                  ===========

See accompanying notes to unaudited pro forma condensed combined financial statements.

                                          Unaudited Pro Forma Condensed Combined Income Statement
                                          Hudson River Bancorp, Inc. and Ambanc Holding Co., Inc.
                                                 For the Twelve Months Ended March 31, 2001

                                               Hudson River  Ambanc Holding  Pro Forma   Footnote      Pro Forma
(In thousands, except per share data)          Bancorp, Inc.     Co. Inc.   Adjustments Reference       Combined
                                               ------------- -------------- ----------- ---------    -----------
Interest and dividend income:
     Loans, including fees                       $ 73,930        $ 34,884       $ (359)        3      $ 108,455
     Securities available for sale                 15,802          12,507          (34)        2         28,275
     Securities held to maturity                      380             --           --                       380
     Federal funds sold                                 7           1,330          --                     1,337
     Loans held for sale                              648             --           --                       648
     Federal Home Loan Bank of New York stock         732             626          --                     1,358
                                                 --------- --------------- ------------               ----------
          Total interest and dividend income       91,499          49,347         (393)                 140,453
                                                 --------- --------------- ------------               ----------
Interest expense:
     Deposits                                      28,246          19,310       (2,551)        7         45,005
     Borrowings                                    12,596           9,349        4,528       8,11        26,473
                                                 --------- --------------- ------------               ----------
          Total interest expense                   40,842          28,659        1,977                   71,478
                                                 --------- --------------- ------------               ----------
          Net interest income                      50,657          20,688       (2,370)                  68,975
Provision for loan losses                           5,100             480          --                     5,580
                                                 --------- --------------- ------------               ----------
          Net interest income after
              provision for loan losses            45,557          20,208       (2,370)                  63,395
                                                 --------- --------------- ------------               ----------
Other operating income:
     Service charges on deposit accounts            1,987           1,299          --                     3,286
     Loan servicing income                            123             --           --                       123
     Net securities transactions                      771             247          --                     1,018
     Net gain on sales of loans held for sale         (84)            --           --                       (84)
     Other income                                   1,993           1,565       (1,020)       12          2,538
                                                 --------- --------------- ------------               ----------
          Total other operating income              4,790           3,111       (1,020)                   6,881
                                                 --------- --------------- ------------               ----------
Other operating expenses:
     Compensation and benefits                     14,263           7,952       (1,011)       13         21,204
     Occupancy                                      2,132           1,590          (68)        4          3,654
     Equipment                                      2,951           2,434          --                     5,385
     OREO and repossessed property                    723              79          --                       802
     Advertising                                    1,196             320          --                     1,516
     Legal and other professional fees              2,031             939          --                     2,970
     Postage and item transportation                  953             310          --                     1,263
     Goodwill and other intangibles amortization    1,137             532        1,779         5          3,448
     Other expenses                                 6,323           2,507          --                     8,830
                                                 --------- --------------- ------------               ----------
            Total other operating expenses         31,709          16,663          700                   49,072
                                                 --------- --------------- ------------               ----------
Income before income tax expense                   18,638           6,656       (4,090)                  21,204
Income tax expense                                  6,970           2,682         (924)        6          8,728
                                                 --------- --------------- ------------               ----------
          Net income                             $ 11,668         $ 3,974     $ (3,166)                $ 12,476
                                                 ========= =============== ============               ==========
Basic earnings per share                         $   0.86                                     14       $   0.92
                                                 =========                                            ==========
Diluted earnings per share                       $   0.85                                     14       $   0.91
                                                 =========                                            ==========
See accompanying notes to unaudited pro forma condensed combined financial statements.

                                             Unaudited Pro Forma Condensed Combined Income Statement
                                             Hudson River Bancorp, Inc. and Ambanc Holding Co., Inc.
                                                   For the Nine Months Ended December 31, 2001

                                               Hudson River  Ambanc Holding  Pro Forma   Footnote      Pro Forma
(In thousands, except per share data)          Bancorp, Inc.     Co. Inc.   Adjustments Reference       Combined
                                               ------------- -------------- ----------- ---------    -----------
Interest and dividend income:
     Loans, including fees                         $ 88,972     $ 26,152        $ (269)      3         $ 114,855
     Securities available for sale                    8,708        5,853           (25)      2            14,536
     Federal funds sold                               1,644        1,096           --                      2,740
     Loans held for sale                                 89          --            --                         89
     Federal Home Loan Bank of New York stock           752          357           --                      1,109
                                                ------------ ------------  ------------              ------------
          Total interest and dividend income        100,165       33,458          (294)                  133,329
                                                ------------ ------------  ------------              ------------
Interest expense:
     Deposits                                        31,286       13,632        (2,198)      7            42,720
     Borrowings                                      12,213        5,412         3,106       8,11         20,731
                                                ------------ ------------  ------------              ------------
          Total interest expense                     43,499       19,044           908                    63,451
                                                ------------ ------------  ------------              ------------
          Net interest income                        56,666       14,414        (1,202)                   69,878
Provision for loan losses                             4,250          435           --                      4,685
                                                ------------ ------------  ------------              ------------
          Net interest income after
              provision for loan losses              52,416       13,979        (1,202)                   65,193
                                                ------------ ------------  ------------              ------------
Other operating income:
     Service charges on deposit accounts              3,350        1,155           --                      4,505
     Loan servicing income                              164          --            --                        164
     Net securities transactions                         30          183           --                        213
     Net gain on sales of loans held for sale           141          --            --                        141
     Other income                                     4,525        1,426           --                      5,951
                                                ------------ ------------  ------------              ------------
          Total other operating income                8,210        2,764           --                     10,974
                                                ------------ ------------  ------------              ------------
Other operating expenses:
     Compensation and benefits                       17,087        6,252          (977)     13            22,362
     Occupancy                                        2,798        1,079           (51)      4             3,826
     Equipment                                        3,510        2,023           --                      5,533
     OREO and repossessed property                      226           55           --                        281
     Advertising                                        990          263           --                      1,253
     Legal and other professional fees                1,039        1,166          (307)     16             1,898
     Postage and item transportation                    922          281           --                      1,203
     Goodwill and other intangibles amortization      2,185          400         1,387       5             3,972
     Other expenses                                   7,167        1,876           --                      9,043
                                                ------------ ------------  ------------              ------------
            Total other operating expenses           35,924       13,395            52                    49,371
                                                ------------ ------------  ------------              ------------
Income before income tax expense                     24,702        3,348        (1,254)                   26,796
Income tax expense                                   10,256        1,409            53       6            11,718
                                                ------------ ------------  ------------              ------------
          Net income                               $ 14,446      $ 1,939      $ (1,307)                 $ 15,078
                                                ============ ============  ============              ============
Basic earnings per share                           $   1.05                                 15          $   1.10
                                                ============                                         ============
Diluted earnings per share                         $   1.02                                 15          $   1.07
                                                ============                                         ============
See accompanying notes to unaudited pro forma condensed combined financial statements.

   NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMIBINED FINANCIAL STATEMENTS
             HUDSON RIVER BANCORP, INC. AND AMBANC HOLDING CO., INC

     1 Represents the estimated cash used in this transaction. The amount includes $21.50 paid for each outstanding share of Ambanc stock as of the transaction date (4,498,178 shares), settlement of all outstanding stock options, and estimated severance paid.

     2 Represents the estimated amortization of the unrealized gain relating to Ambanc securities available for sale. The securities available for sale are assumed to have a life of 10 years. The unrealized gain is assumed to amortize on a straight line basis over this time period into interest on securities available for sale.

     3 Represents the estimated fair market value adjustment relating to the loan portfolio. The estimated life of this portfolio is assumed to be approximately 17 years. The adjustment is assumed to amortize on a straight line basis over this time period into interest and fees on loans.

     4 Represents the estimated fair market value adjustment relating to premises and equipment. The estimated life of these assets is assumed to be 15 years. The adjustment is assumed to amortize on a straight line basis over this time period into occupancy expenses.

     5 Represents the estimate of the excess of the total direct acquisition costs over the estimated fair value of the net assets acquired based upon information available as of this date. This amount is assumed to be amortized on a straight line basis over 20 years. Also includes a core deposit intangible amounting to $6.8 million which represents the net present value of the future economic benefits to be derived from the deposits acquired in the transaction. The core deposit intangible is assumed to amortize over 10 years using an accelerated method. Under the provisions of SFAS No. 141 and 142, goodwill will no longer be amortized but will instead be evaluated annually for impairment. Identifiable intangibles will continue to be amortized over their estimated useful lives. The provisions of SFAS No. 141 and 142 were not applied to these unaudited pro forma condensed combined financial statements.

     6 Represents the estimated income tax effects of the estimated purchase accounting adjustments. The estimated income tax benefit is assumed to be at a marginal rate of 40%. The income tax benefit is reflected in tax expense during the period that the related purchase accounting adjustment is assumed to be amortized.

     7 Represents the estimated fair market value adjustment relating to deposits. The life of these liabilities is assumed to be approximately 14 months. The adjustment is assumed to amortize on a straight line basis over the estimated remaining life of the underlying deposits as a reduction of interest expense on deposits.

     8 Represents the estimated fair market value adjustment related to long-term borrowings. The estimated fair market value adjustment is assumed to have a estimated remaining life of approximately 4 years. The adjustment is assumed to amortize over the estimated remaining life of the underlying borrowings into interest expense on long-term FHLB borrowings.

     9 Represents an estimated liability related to the settlement of certain employment agreements and third party expenses in conjunction with the closing of the transaction.

     10 Represents the elimination of Ambanc's equity as of the assumed date of the transaction.

     11 In addition to the amortization of the purchase accounting adjustment, this amount includes estimated interest expense associated with assumed borrowings necessary to complete the transaction as if it had occurred as of April 1 of the respective period. The Company did not have sufficient levels of cash and cash equivalents to complete the transaction at these dates, therefore borrowings would have been required. These borrowings are assumed to have an interest rate of 5.00% for the twelve months ended March 31, 2001 and 4.75% for the nine months ended December 31, 2001.

     12 Represents the elimination of a nonrecurring income item recognized by Ambanc during the twelve months ended March 31, 2001.

     13 Represents the assumed reduction of Ambanc expenses related to Ambanc's Employee Stock Ownership Plan and Recognition and Retention Plan, as these plans will be necessarily eliminated given the nature of the consideration utilized in the transaction (cash).

     14 Weighted average common shares outstanding were 13,572,814 for the twelve months ended March 31, 2001, and weighted average common shares and potential common shares outstanding were 13,699,741 for the twelve months ended March 31, 2001.

     15 Weighted average common shares outstanding were 13,697,757 for the nine months ended December 31, 2001, and weighted average common shares and potential common shares outstanding were 14,094,344 for the nine months ended December 31, 2001.

     16 Represents the elimination of nonrecurring expenses associated with the merger recognized by Ambanc during the nine months ended December 31, 2001.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    HUDSON RIVER BANCORP, INC.


Date: May 24, 2002                                 By:  /s/ Timothy E. Blow
                                                         ----------------------
                                                         Timothy E. Blow
                                                         Chief Financial Officer